Exhibit 10.2

RENTECH, INC.

INDUCEMENT TOTAL SHAREHOLDER RETURN

PERFORMANCE SHARE AWARD

Pursuant to this Inducement Total Shareholder Return Performance Share Award, effective as of December 30, 2014 (including Appendix A hereto, the “Agreement”), Rentech, Inc., a Colorado corporation (the “Company”) hereby grants to Keith B. Forman (the “Participant”) the following award of TSR Performance Share Units (“PSUs”). The PSUs granted pursuant to this Agreement shall be eligible to be earned and vest based upon the Participant’s continued Service through the applicable Measurement Dates on which sufficient TSR Value is attained (each such term as defined below), as described herein. Each PSU is hereby granted in tandem with a corresponding Dividend Equivalent, as further described in Section 5 below. The PSUs granted hereby are being granted as an inducement material (within the meaning of NASDAQ Listing Rule 5635(c)(4)) to the Participant’s entering into employment with the Company pursuant to that certain Employment Agreement, dated as of December 30, 2014, by and between the Company and the Participant (the “Employment Agreement”). The Participant acknowledges and agrees that the PSUs granted pursuant to this Agreement constitute full and final satisfaction of the Company’s obligation to grant a performance share unit award in accordance with Section 3(b)(ii) of the Employment Agreement. All capitalized terms used but not otherwise defined in this Agreement shall have the meanings provided in Section 26 below. Subject to the terms and conditions of this Agreement, the principal features of this Award are as follows:

Number of PSUs. The Participant shall be eligible to earn and vest in a target number of PSUs equal to 1,008,265 PSUs (the “Target PSUs”) pursuant to this Agreement, provided, that the maximum number of PSUs that the Participant may earn and vest in pursuant to this Agreement shall equal two hundred percent (200%) of the Target PSUs (the “Maximum Percentage”) or 2,016,530 PSUs (the “Maximum PSUs”) and the threshold number of PSUs that the Participant may earn and vest in pursuant to this Agreement shall equal fifty percent (50%) of the Target PSUs (the “Threshold Percentage”), in each case, based on continued Service through specified Measurement Dates on which sufficient TSR Value is attained.

Grant Date. December 30, 2014 (the “Grant Date”)

Vesting of PSUs. The PSUs shall be eligible to vest over a period commencing on the Grant Date and ending on the Year 4 Measurement Date (as defined below) based on continued Service and increase in TSR Value in accordance with the terms and conditions set forth in Section 4 of Appendix A hereto.

Termination of PSUs/Dividend Equivalents. To the extent that any PSUs that the Participant is eligible to earn hereunder have not become earned and vested as of the first to occur of the Year 4 Measurement Date or the termination of all Service relationships in which the Participant is employed or engaged (after taking into consideration any vesting that may occur on the date of such termination, if any), such PSUs shall be forfeited and terminated on the earlier such date (in any case, the “Termination Date”). Upon the occurrence of a Termination Date, both the tandem Dividend Equivalents associated with such terminating PSUs and all unpaid dividends with respect to such terminated PSUs shall thereupon automatically be forfeited by the Participant as of the Termination Date without payment therefor.

1

The Participant’s signature below indicates the Participant’s agreement with and understanding that this Award is subject to all of the terms and conditions contained in this Agreement (including Appendix A). THE PARTICIPANT FURTHER ACKNOWLEDGES THAT THE PARTICIPANT HAS READ AND UNDERSTANDS THIS AGREEMENT, INCLUDING APPENDIX A HERETO, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS GRANT OF PSUS AND THE TANDEM DIVIDEND EQUIVALENTS.

RENTECH, INC.	PARTICIPANT

/s/ Colin Morris	/s/ Keith B. Forman
By: Colin Morris	Keith B. Forman
Title: Senior Vice President and General Counsel

2

APPENDIX A

TERMS AND CONDITIONS OF INDUCEMENT TOTAL SHAREHOLDER RETURN

PERFORMANCE SHARE AWARD AND DIVIDEND EQUIVALENTS

1. Grant. The Company hereby grants to the Participant, as of the Grant Date, an award of PSUs in the amount set forth in the Grant Notice to which this Appendix A is attached, together with an equivalent number of tandem Dividend Equivalents, subject to the terms and conditions contained in this Agreement. Each PSU that is earned and becomes vested in accordance with this Agreement shall represent the right to receive one share of Common Stock.

2. PSUs. Each PSU that is earned and becomes vested on an applicable Measurement Date shall represent the right to receive payment, in accordance with Section 7 below, of one (1) share of Stock. Unless and until a PSU is earned and vests, the Participant will have no right to payment in respect of any such PSU. Prior to actual payment in respect of any earned and vested PSU, such PSU will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Employment Inducement Grant; Non-Plan Grant.

a. This award of PSUs is intended to constitute an “employment inducement grant” under NASDAQ Listing Rule 5635(c)(4), and consequently is intended to be exempt from the NASDAQ rules regarding stockholder approval of “stock option plans” and other “equity compensation arrangements.” This Agreement and the terms and conditions of the PSUs granted hereby shall be interpreted in accordance and consistent with such exemption. The Participant acknowledges and agrees that the Participant has not been previously employed by the Company or any Subsidiary, or if previously employed, has had a bona fide period of non-employment, and that the grant of the PSUs is an inducement material to the Participant’s agreement to enter into employment with the Company or a Subsidiary.

b. The PSUs granted hereby are granted as a stand-alone award, separate and apart from, and outside of, the Second Amended and Restated Rentech, Inc. 2009 Incentive Award Plan and any other equity incentive plan maintained by the Company (collectively, “Plans”) and shall not constitute an award granted under or pursuant to any such Plan. For the avoidance of doubt, the PSUs and shares of Stock underlying the PSUs shall not be counted for purposes of calculating the aggregate number of shares of Stock available for issuance under any Plan.

4. Vesting; Rounding. The PSUs (and their corresponding Dividend Equivalents) shall be earned and vest in accordance with the provisions of this Section 4. The number of PSUs that are earned and vest on any Measurement Date shall be rounded down to the nearest whole PSU in all cases (and in no event shall the aggregate number of PSUs that are earned and vest in accordance with this Award exceed the Maximum PSUs).

a. Fixed Measurement Dates. Subject to and conditioned upon the Participant’s continued Service through the applicable Measurement Date, the PSUs will become earned and vested on such Measurement Date as follows:

i. If such Measurement Date is the Year 2 Measurement Date, one hundred percent (100%) of the Target PSUs will become earned and vested on such Measurement Date if the TSR Value equals or exceeds two hundred percent (200%) of the Baseline Value as of such Measurement Date (and as to zero PSUs if the TSR Value equals less than two hundred percent (200%) of the Baseline Value on such Measurement Date); and

ii. If such Measurement Date is the Year 3 Measurement Date or the Year 4 Measurement Date, the Target PSUs will become earned and vested as set forth in the following table (such table, the “PSU Vesting Table”):

TSR Value at Measurement Date	Percent of Target PSUs Earned and Vested
TSR Value equals or exceeds 200% of Baseline Value:	200% of Target PSUs
TSR Value equals or exceeds 100% of Baseline Value:	100% of Target PSUs
TSR Value equals or exceeds 50% of Baseline Value:	50% of Target PSUs
TSR Value is less than 50% of Baseline Value:	Zero PSUs

b. Change in Control Measurement Date. If a Change in Control occurs while the Participant remains in Service and prior to the Year 4 Measurement Date, then, notwithstanding Section 4(a) above, the date of the Change in Control shall constitute the final Measurement Date for purposes of measuring TSR Value and the following provisions shall apply:

i. If such Change in Control precedes the Year 3 Measurement Date, then a number of PSUs determined in accordance with and to the extent provided under the PSU Vesting Table based on the per share Change in Control transaction proceeds (as determined by the Committee in its sole discretion), rather than the Fair Market Value, shall be earned and shall vest and become payable on the Year 3 Measurement Date, subject to and conditioned upon the Participant’s continued Service through such date, provided, that if, within two (2) years after the Change in Control (and prior to the Year 3 Measurement Date), the Participant experiences a Separation from Service due to a termination of the Participant’s employment by the Company without Cause or by the Participant for Good Reason (each such undefined, capitalized term as defined in the Employment Agreement) and the Participant ceases upon such Separation from Service to provide any Services, then, subject to the Participant’s timely execution and non-revocation of a Release (as defined in the Employment Agreement) in accordance with the terms and conditions of the Employment Agreement, the Target PSUs shall be earned and shall vest and become payable upon such Separation from Service in accordance with and to the extent provided under the PSU Vesting Table based on the per share Change in Control transaction proceeds (as determined by the Committee in its sole discretion) rather than the Fair Market Value.

ii. If such Change in Control occurs on or after the Year 3 Measurement Date, then a number of PSUs determined in accordance with and to the extent provided under the PSU Vesting Table based on the per share Change in Control transaction proceeds (as determined by the Committee in its sole discretion) rather than the Fair Market Value shall be earned and shall vest and become payable on the date of such Change in Control.

c. Interpolation. To the extent that the Company’s TSR performance as of any Measurement Date (other than the Year 2 Measurement Date) falls between fifty percent (50%) and two hundred percent (200%), the number of PSUs earned as of such Measurement Date shall equal the actual TSR increase percentage (i.e., straight-line interpolation between fifty percent (50%) and two hundred percent (200%)), rounded down to the nearest whole PSU.

d. Multiple Measurement Dates; Maximum Payout. The number of PSUs that are earned and vested pursuant to this Agreement on any Measurement Date shall be reduced by the number of PSUs earned and vested on all prior Measurement Dates, such that there is no duplication of benefits based on the same increase in TSR Value over the period commencing on the Grant Date. In no event shall more than two hundred percent (200%) of the Target PSUs vest and be earned, in the aggregate, under this Agreement.

5. Dividend Equivalents. Each PSU granted hereunder is hereby granted in tandem with a corresponding Dividend Equivalent that shall remain outstanding from the Grant Date through the earlier to occur of (a) the Termination Date applicable to the PSU to which such Dividend Equivalent corresponds, or (b) the delivery to the Participant of the shares of Stock (or other payment) underlying the PSU to which such Dividend Equivalent corresponds. Each Dividend Equivalent (i) shall become payable if and when the PSU to which such Dividend Equivalent relates becomes earned and vested, and (ii) shall be paid in cash, unless otherwise determined by the Committee to be paid in Stock or other property, at the time of settlement of the underlying PSU in an amount equal to the total dividends per share of Stock with applicable Dividend Dates occurring over the period during which such Dividend Equivalent was outstanding. If the PSU linked to a Dividend Equivalent fails to become earned and vested and is forfeited for any reason, then (x) the linked Dividend Equivalent shall be forfeited on the applicable Termination Date on which such PSU is forfeited, (y) any amounts otherwise payable in respect of such Dividend Equivalent shall be forfeited without payment, and (z) the Company shall have no further obligations in respect of such Dividend Equivalent. The Participant shall not be entitled to any payment under a Dividend Equivalent with respect to any dividend with an applicable Dividend Date that occurs prior to the Grant Date or after the termination of such PSU for any reason, whether due to payment, forfeiture of the PSU or otherwise. Dividend Equivalents and any amounts that may become distributable in respect thereof shall be treated separately from the PSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Code Section 409A.

6. Termination of PSUs. PSUs (and their corresponding Dividend Equivalents) that have not been earned and vested by the applicable Termination Date shall terminate in accordance with the “Termination of PSUs/Dividend Equivalents” provisions contained in the Grant Notice to which this Appendix A is attached.

7. Payment. Payments in respect of any PSUs that are earned and vest in accordance herewith shall be made to the Participant (or in the event of the Participant’s death, to his or her estate) in whole shares of Stock, unless otherwise determined by the Committee. Payments in respect of corresponding Dividend Equivalents shall be paid in the form in which the applicable dividends were paid, unless otherwise determined by the Committee. The Company shall make such payments, subject to Section 20(b) below, as soon as practicable after the applicable Vesting Date, but in any event within thirty (30) days after such Vesting Date, with the exact date determined in the sole discretion of the Committee.

8. Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event arising in connection with the PSUs and/or the Dividend Equivalents. The Committee may, in its sole discretion and in satisfaction of the foregoing requirement, allow the Participant to elect to have the Company withhold shares of Stock otherwise issuable under this Agreement (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld, provided, that the number of shares of Stock which may be so withheld with respect to a taxable event arising in connection with the PSUs and/or the Dividend Equivalents shall be limited to the number of shares of Stock which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state and local income tax and payroll tax purposes that are applicable to such supplemental taxable income.

9. Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any shares of Stock deliverable hereunder unless and until such shares of Stock will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant or any person claiming under or through the Participant.

10. Non-Transferability. The rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated by the Participant in any way in favor of any party other than the Company or a Subsidiary (whether by operation of law or otherwise) and shall not be subjected to any lien, obligation or liability of the Participant to any party other than the Company or a Subsidiary, other than by the laws of descent and distribution. Upon any attempt by the Participant to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale by the Participant under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby shall immediately become null and void. Notwithstanding the foregoing, the Company may assign any of its rights under this Agreement to single or multiple assignees and this Agreement shall inure to the benefit of the successors and assigns of the Company.

11. Distribution of Stock. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to this Agreement unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to this Agreement shall be subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Committee may require that the Participant make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require the Participant to comply with any timing or other restrictions with respect to the settlement of any PSUs and/or Dividend Equivalents, including a window-period limitation, as may be imposed in the discretion of the Committee. Notwithstanding any other provision of this Agreement, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to the Participant any certificates evidencing shares of Stock issued upon settlement of any PSUs under this Agreement and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

12. Changes in Capital Structure; Adjustments.

a. In the event of any stock dividend, stock split, reverse stock split, spin-off, combination or exchange of shares, merger, consolidation, reorganization, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, an Equity Restructuring, or any other change affecting the shares of Stock or the share price of the Stock, the Committee shall make equitable adjustments, if any, to PSUs granted hereby to reflect such change, taking into consideration accounting and tax consequences, with respect to (i) the number and kind of shares of Stock (or other securities or property) subject to the PSUs, and/or (ii) the terms and conditions of the PSUs (including, without limitation, any applicable performance targets or criteria with respect thereto and/or, if the Committee deems appropriate, the substitution of similar performance shares of, or other awards denominated in the shares of, another company). Notwithstanding the foregoing, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act unless the Committee determines that the PSUs are not to comply with such exemptive conditions.

b. The existence of this Agreement and the PSUs and tandem Dividend Equivalents granted hereunder shall not affect or restrict in any way the right or power of the

Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

13. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the address given beneath the signature of the Company’s authorized officer on the Grant Notice, and any notice to be given to the Participant shall be addressed to the Participant at the address given beneath the Participant’s signature on the Grant Notice. By a notice given pursuant to this Section 13, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

14. No Effect on Service Relationship. Nothing in this Agreement shall confer upon the Participant any right to serve or continue to serve as an employee, consultant, director or other service provider of the Company or any Subsidiary.

15. Severability. In the event that any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement, which shall remain in full force and effect.

16. Tax Consultation. The Participant understands that he may suffer adverse tax consequences in connection with the PSUs and/or the Dividend Equivalents granted pursuant to this Agreement. The Participant represents that the Participant has consulted with any tax consultants that he deems advisable in connection with the PSUs and the Dividend Equivalents and that the Participant is not relying on the Company for tax advice.

17. Amendment. Except as provided in Section 20 below, this Agreement may only be amended, modified or terminated by a writing executed by the Participant and by a duly authorized representative of the Company.

18. Relationship to other Benefits. Neither the PSUs, nor the Dividend Equivalents, nor payment in respect of the foregoing shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

19. Fractional Shares. No fractional shares of Stock shall be issued under this Agreement and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

20. Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of this Agreement, this Agreement and the PSUs and tandem Dividend Equivalents granted hereby shall, if the Participant is then subject to Section 16 of the Exchange Act, be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement and the PSUs and Dividend Equivalents granted hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

21. Code Section 409A.

a. General. To the extent that the Committee determines that any PSUs and/or Dividend Equivalents may not be exempt from or compliant with Code Section 409A, the Committee may amend this Agreement in a manner intended to comply with the requirements of Code Section 409A or an exemption therefrom (including amendments with retroactive effect), or take any other actions as it deems necessary or appropriate to (i) exempt the PSUs and/or Dividend Equivalents from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the PSUs and/or Dividend Equivalents, or (ii) comply with the requirements of Code Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with the provisions of Code Section 409A. Notwithstanding anything herein to the contrary, the Participant expressly agrees and acknowledges that in the event that any taxes are imposed under Code Section 409A in respect of any compensation or benefits payable to the Participant, then (A) the payment of such taxes shall be solely the Participant’s responsibility, (B) neither the Company nor any of its past or present directors, officers, employees or agents shall have any liability for any such taxes and (C) the Participant shall indemnify and hold harmless, to the greatest extent permitted under law, each of the foregoing from and against any claims or liabilities that may arise in respect of any such taxes.

b. Potential Six-Month Delay. Notwithstanding anything to the contrary in this Agreement, no shares of Stock (or other amounts) shall be paid to the Participant during the 6-month period following the Participant’s “separation from service” (within the meaning of Code Section 409A, and Treasury Regulation Section 1.409A-1(h)) (“Separation from Service”) to the extent that the Company determines that the Participant is a “specified employee” (within the meaning of Code Section 409A) at the time of such Separation from Service and that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Code Section 409A(a)(2)(b)(i). If the payment of any such amounts is delayed as a result of the previous sentence, then on the first (1st) business day following the end of such six (6)-month period (or such earlier date upon which such amount can be paid under Code Section 409A without being subject to such additional taxes), the Company shall pay to the Participant in a lump-sum all shares of Stock (or other amounts) that would have otherwise been payable to the Participant during such six (6)-month period under this Agreement.

22. Clawback. The Participant acknowledges that the PSUs, Dividend Equivalents and shares of Stock issuable hereunder shall be subject to any applicable compensation clawback policy of the Company applicable generally to similarly situated employees of the Company, as may be in effect from time to time.

23. Governing Law. The laws of the State of California shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

24. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

25. Conformity to Securities Laws. The Participant acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Agreement shall be administered, and the PSUs are granted and the shares of Stock subject thereto may be issued only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

26. Definitions. For purposes of this Agreement, the terms below shall be defined as follows:

a. “Baseline Price” means, Fair Market Value on the Grant Date.

b. “Board” means the Board of Directors of the Company.

c. “Change in Control” means:

i. A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

ii. During any twelve (12)-month period, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clauses (i) or (iii) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the twelve-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

iii. The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

A. Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

B. After which no person or group beneficially owns voting securities representing 35% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (B) as beneficially owning 35% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

iv. The Company’s stockholders approve a liquidation or dissolution of the Company.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto. Notwithstanding anything herein to the contrary, if a Change in Control constitutes a payment event with respect to any PSU which provides for a deferral of compensation that is subject to Code Section 409A, the transaction or event described in subsection (i), (ii), (iii) or (iv) must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5), in order to constitute a Change in Control for purposes of payment of such PSU.

d. “Code” means the Internal Revenue Code of 1986, as amended, together with the regulations and other official guidance promulgated thereunder.

e. “Committee” means the Compensation Committee of the Board.

f. “Dividend Equivalents” means a right granted to the Participant pursuant to Section 5 above to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

g. “Dividend Date” means, with respect to any dividend or other distribution made in respect of the Company’s Stock, the date preceding the ex-dividend date applicable to such dividend or other distribution.

h. “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying the PSUs.

i. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

j. “Fair Market Value” means, as of any given date, the value of a share of Stock determined as follows:

i. If the Stock is listed on any established stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market) or national market system, its Fair Market Value shall be the closing sales price for a share of Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Stock on the date in question, the closing sales price for a share of Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

ii. If the Stock is not listed on an established stock exchange or national market system, but the Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Stock on such date, the high bid and low asked prices for a share of Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

iii. If the Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Committee in good faith.

k. “Measurement Date” means (i) each of the Year 2 Measurement Date, the Year 3 Measurement Date and the Year 4 Measurement Date, and (ii) the date of any Change in Control occurring on or prior to the Year 4 Measurement Date and while the Participant remains in Service.

l. “Service” means the Participant’s continued employment with the Company and/or service on the Board and/or on the board of directors (or similar body) of any Subsidiary.

m. “Stock” means the common stock of the Company, par value $0.01 per share.

n. “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

o. “TSR Value” means the sum of (i) (A) in the case of a non-Change in Control Measurement Date, the average Fair Market Value of a share of Stock for the thirty (30)-trading-day period through and including the date on which TSR is being measured, or (B) in the case of Change in Control Measurement Date, the per share Change in Control transaction proceeds (as determined by the Committee in its sole discretion), in either case, plus (ii) the aggregate dividends (including ordinary and special dividends) per share of Stock with a Dividend Date that occurs during the period beginning on the Grant Date and continuing through and including the date on which TSR is being measured. For the avoidance of doubt, if the Company engages in a spin-off of any Subsidiary (or any substantially similar transaction), then TSR Value shall also include (in addition to the Fair Market Value and dividends described above), for all purposes of the PSUs and any consideration received in respect thereof in connection with the spin-off or similar transaction, the fair market value of the equity of the spin-off company plus the aggregate dividends (including ordinary and special dividends) paid by the spin-off company, each determined in accordance with the methodology applicable to Company Fair Market Value and dividend determinations, as prescribed by this definition.

p. “Vesting Date” means, with respect to a PSU, the date on which the PSU is earned and becomes vested in accordance with Section 4 above.

q. “Year 2 Measurement Date” means December 9, 2016.

r. “Year 3 Measurement Date” means December 9, 2017.

s. “Year 4 Measurement Date” means December 9, 2018.

27. Entire Agreement. The Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.